UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2012

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A Commercial Wharf West, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2012, Converted Organics Inc. (the "Company") held its Annual Meeting of Shareholders (the "Meeting") at the Millennium Bostonian Hotel in Boston, MA. At the Meeting, the Company's shareholders approved the following matters:

• Edward Gildea is elected to the Board of Directors (29,960,904 FOR and 5,329,369 WITHHELD);
• MFA, LLP has been ratified as the Company's independent public accountant for the year ending December 31, 2012 (134,005,112 FOR, 274,782 AGAINST and 2,940,194 ABSTENTIONS);
• The Board of Directors has been authorized to implement a reverse stock split in its discretion until June 8, 2013, in such ratios as approved by the shareholders (101,000,509 FOR, 36,134,721 AGAINST and 84,858 ABSTENTIONS);
• The Board of Directors has been authorized to abandon the reverse split (132,204,327 FOR, 4,529,834 AGAINST and 485,927 ABSTENTIONS); and
• The Company has been authorized to amend its Certificate of Incorporation to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000 (102,772,135 FOR, 32,238,883 AGAINST and 2,209,070 ABSTENTIONS).

Item 9.01 Financial Statements and Exhibits.

Press Release dated June 8, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

June 8, 2012	By:	Edward J. Gildea

Name: Edward J. Gildea
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 8, 2012